UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2005

TOLLGRADE COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	000-27312	25-1537134
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

493 Nixon Road
Cheswick, Pennsylvania 15024
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (412) 820-1400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On January 17, 2005, Tollgrade Communications, Inc. (the “Company”) entered into an Agreement with Christian L. Allison, the Company’s Chief Executive Officer, a member of the Board of Directors and Chairman of the Board of the Company, as well as a shareholder of the Company (the “Agreement”). Under the terms of the Agreement, Mr. Allison has resigned, effective as of January 18, 2005 (the “Retirement Date”), as a director and executive officer of the of the Company and any and all other positions he held with the Company or its subsidiaries or other affiliates so that he may pursue early-stage entrepreneurial ventures, teaching, philanthropic activities, business media commentary and consulting. Mr. Allison’s employment with the Company terminated upon his retirement under the Agreement.

     Mr. Allison has received the following separation payments: (a) an amount equal to the sum of (i) Mr. Allison’s base salary through the Retirement Date to the extent not then paid and (ii) any vacation pay and other cash entitlements accrued by Mr. Allison as of the Retirement Date to the extent not then paid; (b) two times his contractual base salary of $315,000 for a total of $630,000; and (c) a lump sum payment of $75,000. The Company will pay all premiums on behalf of Mr. Allison to continue medical insurance for his family for the period specified in the Agreement. Additionally, the Company has agreed to continue to indemnify, to the fullest extent permitted by applicable law, and to provide directors’ and officers’ liability insurance, if available in the director’s and officer’s liability insurance market, for the periods specified in the Agreement for Mr. Allison’s actions taken or omissions occurring at or prior to the Retirement Date. The Company also has agreed to pay up to $50,000 of the reasonable fees and expenses of Mr. Allison’s legal counsel incurred in connection with the negotiation and execution of the Agreement.

     Mr. Allison also will be entitled to receive any vested benefits payable to him under the terms of any employee benefit plan or program of the Company in accordance with the terms of such plan or program. Under the terms of the Agreement and the Company’s 1995 Long-Term Incentive Compensation Plan (as amended through January 24, 2002), all options to acquire shares of the Company’s common stock held by Mr. Allison were fully vested as of the Retirement Date and will remain exercisable by Mr. Allison for at least one year following the Retirement Date.

     If any payment or payments made or due to Mr. Allison under the Agreement result in an excise tax being imposed on Mr. Allison pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, or any successor federal tax provision to such section (“Excise Tax”), then the Company will also be obligated to pay to Mr. Allison at the time the subject payment(s) is made an amount (the “Gross-Up Payment”) such that after payment by Mr. Allison of all taxes, including any income taxes and Excise Tax imposed upon the Gross-Up Payment, Mr. Allison retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the subject payment under the Agreement.

     For a period of two years following the Retirement Date, Mr. Allison and his “representatives” (as defined in the Agreement) may not, directly or indirectly, without the prior written consent of the Board of Directors of the Company, engage in certain activities related to seeking control of, inducing others to seek control of, or otherwise influencing the operation of, the Company.

     The Agreement provides a mutual general release (subject to limited exceptions) from claims either party may have against the other arising out of or relating to (a) Mr. Allison’s employment with, or separation from, the Company, service as a director or fiduciary acting on behalf of the Company or any other association with the Company, its subsidiaries or any of its other affiliates (whether as an employee, officer, shareholder or otherwise) or (b) any other act, event, failure to act or thing which has occurred or was created at any time on or before the Retirement Date.

     Mr. Allison has agreed to maintain the confidentiality of certain information concerning the Company, to refrain for a period of two years following the Retirement Date from directly or indirectly engaging in certain activities that may be competitive with the Company’s operations, and to refrain for a period of one year following the Retirement Date from directly or indirectly soliciting, inducing, or attempting to solicit or induce, any employee of the Company to leave the Company for any reason whatsoever.

     Under the Agreement, Mr. Allison has agreed that for a two-year period following the Retirement Date, he will serve as a consultant to the Company as may be reasonably requested by the Company, at the compensation rate of $160.00 per hour. Mr. Allison will not be required to provide more than 20 hours of consulting services in any given calendar month.

     The foregoing summary of the Agreement is qualified in its entirety by reference to the full terms and conditions of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

     In connection with Mr. Allison’s resignation as a director and his retirement as an executive officer of the Company pursuant to the terms of the Agreement as described in Item 1.01 of this Current Report on Form 8-K, the Company and Mr. Allison terminated the Employment Agreement between the Company and Mr. Allison dated December 13, 1995, as it had been amended from time to time (the “Employment Agreement”). A brief description of the terms and conditions of the Employment Agreement is set forth under the caption “Compensation of Executive Officers” and the sub-caption “Agreements with Named Executive Officers” in the Company’s Proxy Statement for the Annual Meeting of Shareholders held in May 2004, filed with the Securities and Exchange Commission (the “SEC”) on March 15, 2004, which disclosures are incorporated herein by reference.

     The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full terms and conditions of the Employment Agreement, copies of which (including all amendments thereto) were filed as Exhibit 10.11 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1995, Exhibit 10.20 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1996, Exhibit 10.21 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997, Exhibit 10.28 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1998, Exhibit 10.25 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999, Exhibit 10.23 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000, Exhibit 10.27 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, Exhibit 10.30 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, and Exhibit 10.46 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and which are incorporated herein by reference. The Company’s file number with the SEC under the Exchange Act of 1934 (the “Exchange Act”) is 000-27312.

ITEM 2.02 Results of Operations and Financial Condition

     In a press release dated January 18, 2005, the Company announced preliminary financial results for the fiscal quarter ended December 31, 2004, which are subject to review and audit by the Company’s independent auditors. The Company is scheduled to release its fourth quarter earnings on January 26, 2005. A copy of the January 18, 2005, press release is set forth in Exhibit 99.1 hereto.

     The information in this Item 2.02 (including the portion of Exhibit 99.1 related to the preliminary results of operations) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On January 17, 2005, the Company and Christian L. Allison entered into the Agreement described in Item 1.01 of this Current Report on Form 8-K pursuant to which Mr. Allison has resigned as a director, Chairman of the Board and Chief Executive Officer of the Company and any and all other positions he held with the Company or its subsidiaries or other affiliates, with all such resignations effective as of the Retirement Date.

     Effective January 18, 2005, the Company’s Board of Directors elected Daniel P. Barry, a current director of the Company, as Chairman of the Board of Directors . Mr. Barry has served on the Company’s Board of Directors since 1995 and was appointed Lead Director in 2004.

     Also effective January 18, 2005, the Company’s Board of Directors appointed Mark B. Peterson, the current President of the Company, as the Chief Executive Officer of the Company. Mr. Peterson also was appointed as a director of the Company to fill the vacancy on the Board of Directors created by Mr. Allison’s resignation.

     Mr. Peterson joined the Company in October 1997 as Executive Vice President of Sales. In that position, he was responsible for the Company’s domestic and international sales operations. In January 2001, Mr. Peterson was promoted to President of the Company, expanding his responsibilities to include establishing productive relationships with strategic partners, and working closely with the Chief Executive Officer to frame the Company’s strategic vision. Prior to joining the Company, Mr. Peterson spent 13 years at Bell Laboratories, which later became part of Lucent Technologies Inc., a manufacturer of communications systems, software and products, serving in various positions in the test and measurement industry. Just prior to leaving Lucent Technologies, Mr. Peterson served as Director of Product Management for loop and special services hardware and software products. Mr. Peterson is 44 years old. Mr. Peterson will continue to serve as President until a successor is appointed. Mr. Peterson’s compensation package and the other terms of his continuing employment with the Company have not yet been determined.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

     On January 17, 2005, pursuant to Section 8.07 thereof, the Board of Directors of the Company amended the Bylaws of the Company (the “Bylaws”) in several respects, effective as of January 18, 2005. The following amendments were adopted:

•	Section 3.06 of the Bylaws has been amended to reflect the separation of the offices of the Chairman of the Board and Chief Executive Officer. In this regard, Section 3.06 has been amended to provide that at every meeting of the shareholders, the chairman of the meeting will be the Chairman of the Board or, in the case of vacancy in that position, one of the following individuals present in the order stated: Vice-Chairman of the Board, if there be one, the Chief Executive Officer, the President, the Vice Presidents in their order of rank and seniority, if there be any, or a person chosen by a vote of the shareholders present.

•	Section 4.08 of the Bylaws has been amended to reflect that at every meeting of the Board of Directors, the chairman of the meeting will be the Chairman of the Board or, in the case of vacancy in that position, one of the following individuals present in the order stated: Vice Chairman of the Board, if there be one, the Chief Executive Officer or a person (who shall be a director or officer of the Company) chosen by a majority of the directors present.

•	Section 4.09 of the Bylaws has been amended to clarify who may request or call a special meeting of the Board of Directors. Under the amended Section 4.09, the Chief Executive Officer or the Secretary, at the request of the Chairman of the Board or any two directors, may call a special meeting of the Board of Directors in accordance with the Bylaws.

•	Section 5.07, relating to the responsibilities of the Chairman of the Board, has been removed from Article V and inserted as a new Section in Article IV. This amendment reflects a change in the position of Chairman of the Board which will no longer be considered to be an officer of the Company.

•	Section 5.08 of the Bylaws has been amended to separate the offices of Chairman of the Board and Chief Executive Officer, which have historically been required to be held by the same person. Section 5.08 also has been amended to require that the Chief Executive Officer also serve as a member of the Board of Directors.

•	Section 5.09 of the Bylaws has been amended to provide that the position of Vice Chairman is no longer mandatory officer position. Any such appointment will be discretionary.

•	Section 5.10 of the Bylaws has been amended to provide that it is no longer mandatory that the President also serve as the Chief Operating Officer and a member of the Board of Directors. Any appointment to the office of Chief Operating Officer will be discretionary.

•	Section 5.11 of the Bylaws has been amended to eliminate the requirement to appoint various Vice Presidents. Any such appointments will be discretionary.

•	Certain other changes to the Bylaws necessary to conform the Bylaws to the foregoing were made.

     The foregoing summary of the amendments to the Bylaws is qualified in its entirety by reference to the full text the Bylaws, amended and restated effective as of January 18, 2005, a copy of which is filed as Exhibit 3(ii) to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description of Exhibit
3(ii)	Bylaws of Tollgrade Communications, Inc. (amended and restated effective as of January 18, 2005).

10.1	Agreement dated January 17, 2005 between Tollgrade Communications, Inc. and Christian L. Allison.

99.1	Tollgrade Communications, Inc. Press Release dated January 18, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLLGRADE COMMUNICATIONS, INC.

Dated: January 21, 2005	By:	/s/ Sara M. Antol

Sara M. Antol
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description of Exhibit
3(ii)	Bylaws of Tollgrade Communications, Inc. (amended and restated effective as of January 18, 2005).

10.1	Agreement dated January 17, 2005 between Tollgrade Communications, Inc. and Christian L. Allison.

99.1	Tollgrade Communications, Inc. Press Release dated January 18, 2005.